UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2005
VISTACARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50118	06-1521534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4800 North Scottsdale Road,
Suite 5000
Scottsdale, Arizona 85251

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (480) 648-4545

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURE

Item 8.01 Other Events
As previously announced, based on a field survey conducted by the Indiana State Department of Health (“ISDH”), the Centers for Medicare and Medicaid Services (“CMS”) has terminated the Medicare and Medicaid certifications of the Company’s Indianapolis, Indiana program. The decision also affects the Company’s Terre Haute, Indiana program operating under the same Medicare provider number, even though none of the alleged deficiencies relate to the Terre Haute program.
Medicare and Medicaid payment for services provided at the Indianapolis and Terre Haute sites ceased on November 14, 2005 and November 12, 2005, respectively. None of the Company’s 56 other Medicare and Medicaid eligible programs, including four other programs in Indiana, are affected by this CMS action.
The Company is pursuing an appeal of the CMS decertification decision. Such an appeal is typically a lengthy administrative process during which the Company’s Indianapolis and Terre Haute sites will remain ineligible to receive payment for services provided to Medicare or Medicaid patients. Accordingly, the Company is simultaneously pursuing discussions with the ISDH regarding expedited regulatory reviews intended to allow the Company to continue to serve patients in the affected Indiana communities. There can be no assurance that an appeal of the CMS decision will be successful or that regulatory approvals will be obtained from ISDH in a timely manner, or at all. The Company has incurred, and will continue to incur, substantial legal and other expenses in connection with its efforts to appeal the decertification or otherwise secure regulatory relief.
Since October 15, 2005, the Company has been unable to admit new patients to its Indianapolis and Terre Haute programs. In the absence of new admissions, patient census at these sites has declined as a result of patient deaths as well as patient transfers to other Medicare certified programs operated by the Company or other hospice providers.
For the 12-month period ended June 30, 2005, the Company’s net revenues at the affected sites were $16.7 million. Historically, operating margins at the two affected sites have been consistent with those at other Company sites with a census in excess of 200 patients. In a June 23, 2005 presentation disseminated to the public by webcast, the Company disclosed that its programs with a census in excess of 200 patients typically generate site operating margins of approximately 31%.
The Company is presently unable to estimate the impact of the CMS decision on 2006 revenues or earnings until such time as the effectiveness of its efforts to mitigate the impact of the CMS decision through patient transfers, expedited ISDH regulatory reviews, and its appeal of the CMS action are known.
Certain statements contained in this report, include statements with respect to VistaCare’s anticipated growth in net patient revenue, organic patient census and diluted earnings per share, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “hope,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “expectations,” “forecast,” “goal” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. VistaCare does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause VistaCare’s actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care industry, periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs, difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations, challenges inherent in VistaCare’s growth strategy, the current shortage of qualified nurses and other healthcare professionals, VistaCare’s dependence on patient referral sources, the ability to mitigate the results of the CMS decertification decision, the ability to obtain regulatory relief, the results of any administrative appeal, the effect upon the Company’s revenues, margins or earnings and other factors detailed under the caption “Factors that May Affect Future Results” or “Risk Factors” in VistaCare’s most recent report on Form 10-Q or 10-K and its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTACARE, INC.

Date: November 15, 2005	By:	/s/ Stephen Lewis

	Name:	Stephen Lewis

	Title:	Secretary

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